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                            GALAXY NUTRITIONAL FOODS

For Immediate Release:                  Contact:
August 3, 2006                          Dawn M. Robert, Investor Relations
                                        Galaxy Nutritional Foods, Inc.
                                        (407) 854-0433

              GALAXY NUTRITIONAL FOODS ANNOUNCES LEASE TERMINATION
                AGREEMENT THAT REDUCES FUTURE LEASE OBLIGATIONS

ORLANDO, Florida (August 3, 2006) Galaxy Nutritional Foods, Inc. (OTC BB: GXYF), a leading developer and marketer of cheese alternative and dairy-related products, today announced the execution of an agreement that terminates its operating lease on unused distribution facilities in Orlando, Florida.

Under the terms of the agreement with its landlord, CLP Industrial Properties, the Company will be released from $1,068,869 in future payment obligations under its current operating lease, in exchange for a termination fee of $228,859 payable as follows: $128,859 upon signing of the agreement; followed by payments of $75,000 and $25,000 to be made thirty days and forty-five days thereafter, respectively.

"Following the full implementation of our production and distribution outsourcing agreement in December 2005, we had no further need for our 64,000 square feet of distribution facilities in Orlando." commented Michael Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "We are pleased to announce this agreement, which in exchange for the termination fee, reduces our future lease obligations by approximately $1.1 million, thereby strengthening our balance sheet and enhancing the Company's plans to restore positive cash flows in the future."

Additionally, the Company expects to relocate its corporate headquarters from its current 55,000 square foot manufacturing facility to a much smaller and more cost-effective office facility within the next 120 days. The lease on the current manufacturing facility expires in November 2006.

About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods, Inc. (OTC BB: GXYF) develops and globally markets plant-based cheese and dairy alternatives, as well as processed organic cheese and cheese food to grocery and natural foods retailers, mass merchandisers and foodservice accounts. Veggie, the leading brand in the grocery cheese alternative category and the Company's top selling product group, is primarily merchandised in the produce section and provides calcium and protein without cholesterol, saturated fat or trans-fat. Other popular brands include: Rice, Veggy, Vegan, and Wholesome Valley. Galaxy Nutritional Foods, Inc. is dedicated to developing nutritious products to meet the taste and dietary needs of today's increasingly health conscious consumers. For more information, visit www.galaxyfoods.com.


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Galaxy  Nutritional  Foods, Inc. is headquartered in Orlando,  Florida,  and its common stock is quoted on the OTC Bulletin Board under the symbol "GXYF".

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY AND ADVERSELY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS HEREIN INCLUDE (THE "CAUTIONARY STATEMENTS"), WITHOUT LIMITATION: THE COMPANY'S ABILITY TO FIND NEW OFFICE SPACE, ITS ABILITY TO EXECUTE ITS BUSINESS STRATEGY IN A VERY COMPETITIVE ENVIRONMENT, OUR ABILITY TO RESTORE POSITIVE CASH FLOWS IN THE FUTURE, AND OTHER RISKS REFERENCED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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